Exhibit 99.1

Collectors Universe Obtains $10 Million Unsecured Line of Credit from California Bank & Trust

NEWPORT BEACH, Calif., January 12, 2017 -- Collectors Universe, Inc. (NASDAQ: CLCT), a leading provider of value-added authentication and grading services for high-value collectibles today announced today announced that it has entered into a Loan Agreement with California Bank & Trust, which provides the Company with a $10 million three year unsecured revolving credit line.

The Loan Agreement contains a financial covenant that requires the Company to maintain a funded debt coverage ratio, and certain other covenants typical for this type of credit line. The Company’s ability to borrow under the credit line is subject to its compliance with those covenants on an ongoing basis.

Robert Deuster, Collectors Universe’s Chief Executive Officer noted, “Working closely with our existing bank, California Bank & Trust, we were able to arrange this unsecured credit line to meet our specific needs in a way that augments our already strong balance sheet. The Loan Agreement is flexible and has competitive interest rates, and will enable us to draw funds on an as-needed basis for our business and other general corporate purposes and to support our growth over the next three years.”

About Collectors Universe

Collectors Universe, Inc. is a leading provider of value-added services to the high-value collectibles markets. The Company authenticates and grades collectible coins, trading cards, event tickets, autographs and memorabilia (“collectibles”). The Company also compiles and publishes authoritative information about United States and world coins, collectible trading cards and sports memorabilia (“collectibles”), and operates its CCE dealer-to-dealer Internet bid-ask market for certified coins and its Expos trade show and conventions business. This information is accessible to collectors and dealers at the Company's website, http://www.collectorsuniverse.com and is also published in print.

Cautionary Statements Regarding Forward Looking Information

This news release contains statements regarding our expectations, beliefs or views about our future financial performance and trends in our business and in our markets, which constitute "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Forward looking statements can often be identified by the use of words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "project," or future or conditional verbs such as "will," "would," "should," "could," or "may."

Due to a number of risks and uncertainties to which our business and our markets are subject, our future financial performance may differ, possibly significantly, from expectations regarding our future financial performance that are expressed in, or that may be implied or inferred from the discussion of our operating results in this news release. Those risks and uncertainties, and their possible impact on our future financial performance, include, but are not limited to, the following: our continued dependence on our coin business which historically has generated more than 60% of our consolidated revenues and a substantial portion of our operating income, making our operating results more vulnerable to conditions that could adversely affect or cause stagnation in the prices of precious metals and collectible coins; the risks that the economic recovery may stall, or that domestic or international economic conditions may deteriorate as a result of events outside of our control, that could lead to reductions in the demand for our collectibles authentication and grading services and, consequently, in our revenues and operating results; the risk that the weakness or volatility of economic conditions in the United States and worldwide will lead to longer-term changes in the spending habits of consumers and in the availability and use of credit by smaller businesses, such as collectibles dealers, to fund purchases of collectibles, which could lead to longer-term declines in collectibles commerce and, therefore, in the demand for our services; the risks that claims under our coin and trading card authentication and grading warranties will increase substantially and that the warranty reserves we maintain for such claims, will, prove to be inadequate, which could cause our gross margin and operating results to decline or cause us to incur operating losses; the risk that our strategies of offering new services and expanding our collectibles authentication and grading business into new geographic areas, such as Europe and Asia, will not be successful in enabling us to improve our profitability or may even cause us to incur significant losses; the risks and added complexity of conducting business overseas; the risk that it may become necessary for us to reduce the amount of, or suspend or discontinue the payment of cash dividends in the future, due to conditions or circumstances outside of our control, such as adverse economic or market conditions, as well as our future financial performance and the cash needs of our business in the future.

Collectors Universe, Inc.

Additional information regarding these risks and other risks and uncertainties to which our business is subject is contained in Item 1A, entitled “Risk Factors”, in our Annual Report on Form 10-K for our fiscal year ended June 30, 2016, which we filed with the Securities and Exchange Commission on August 30, 2016, and readers of this news release are urged to review the discussion of those risks and uncertainties in that Report. Also, our actual financial results in the future may differ from those currently expected due to additional risks and uncertainties of which we are not currently aware or which we do not currently view as, but in the future may become, material to our business or operating results. Due to these risks and uncertainties, readers are cautioned not to place undue reliance on the forward-looking statements contained in this news release or in our Annual or Quarterly Reports filed with the Securities and Exchange Commission, which speak only as of their respective dates. We also disclaim any obligation to update or revise any of the forward-looking statements contained in this news release or in our Annual Report on Form 10-K, as a result of new information, future events or otherwise, except as may be required by law or NASDAQ rules.

Contact: Joseph Wallace Chief Financial Officer Collectors Universe 949-567-1245 Email: jwallace@collectors.com